                                                                     EXHIBIT 4.3
     THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO KAIRE HOLDINGS INCORPORATED THAT SUCH REGISTRATION IS NOT REQUIRED.


                               CONVERTIBLE NOTE
                               ----------------

          FOR VALUE RECEIVED, KAIRE HOLDINGS INCORPORATED, a Delaware corporation (hereinafter called "Borrower"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o Onshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the "Holder") or order, without demand, the sum of Four Hundred Thousand Dollars ($400,000.00), with simple interest accruing at the annual rate of 8%, on May 3, 2002 (the "Maturity Date").

          The following terms shall apply to this Note:

                                   ARTICLE I

                          DEFAULT RELATED PROVISIONS

          1.1  Payment Grace Period.  The Borrower shall have a five (5) day
               --------------------
grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of twenty percent (20%) per annum shall apply to the amounts owed hereunder.

          1.2  Conversion Privileges.  The Conversion Privileges set forth in
               ---------------------
Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full.

          1.3  Interest Rate.   Subject to the Holder's right to convert,
               -------------
interest payable on this Note shall accrue at the annual rate of eight percent (8%) and be payable in arrears commencing September 30, 2001 and quarterly thereafter, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

                                  ARTICLE II

                               CONVERSION RIGHTS

          The Holder shall have the right to convert the principal amount and interest due under this Note into Shares of the Borrower's Common Stock as set forth below.

          2.1. Conversion into the Borrower's Common Stock.
               -------------------------------------------

          (a) The Holder shall have the right from and after the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and/or at the Holder's election, the interest accrued on the Note, (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of common stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Company of a Notice of Conversion as described in Section 9 of the subscription agreement entered into between the Company and Holder relating to this Note (the "Subscription Agreement") of the Holder's written request for conversion, Borrower shall issue and deliver to the Holder within three business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Company will deliver accrued but unpaid interest on the Note through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Subscription Agreement). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal (and interest, at the election of the Holder) of the Note to be converted, by the Conversion Price.

          (b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be the lower of (i) eighty percent (80%) of the average of the three lowest closing prices for the Common Stock on the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or if not then trading on a Principal Market, such other principal market or exchange where the Common Stock is listed or traded for the thirty (30) trading days prior to but not including the Closing Date (as defined in the Subscription Agreement) in connection with which this Note is issued ("Maximum Base Price"); or (ii) eighty percent (80%) percent of the average of the three lowest closing prices for the Common Stock on the Principal Market, or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the sixty (60) trading days prior to but not including the Conversion Date.

          (c) The Maximum Base Price described in Section 2.1(b)(i) above and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a) and

2.1(b), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

          A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

          B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

          C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

          D. Share Issuance. Subject to the provisions of this Section, if the Borrower at any time shall issue any shares of Common Stock prior to the conversion of the entire principal amount of the Note (otherwise than as: (i) provided in Sections 2.1(c)A, 2.1(c)B or 2.1(c)C or this subparagraph D; (ii) pursuant to options, warrants, or other obligations to issue shares, outstanding on the date hereof as described in the Reports and Other Written Information, as such terms are defined in the Subscription Agreement (which agreement is incorporated herein by this reference); or (iii) Excepted Issuances, as defined in Section 12 of the Subscription Agreement; [(i), (ii) and (iii) above, are hereinafter referred to as the "Existing Option Obligations"] for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted conversion price. Except for the Existing Option Obligations, for purposes of this adjustment, the issuance of any security of the Borrower carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

          (d) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

          2.2  Method of Conversion.  This Note may be converted by the Holder
               --------------------
in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

                                  ARTICLE III

                               EVENT OF DEFAULT

          The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

          3.1  Failure to Pay Principal or Interest.  The Borrower fails to pay
               ------------------------------------
any installment of principal or interest hereon when due and such failure continues for a period of five (5) days after the due date. The five (5) day period described in this Section 3.1 is the same five (5) day period described in Section 1.1 hereof.

          3.2  Breach of Covenant.  The Borrower breaches any material covenant
               ------------------
or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of seven (7) days after written notice to the Borrower from the Holder.

          3.3  Breach of Representations and Warranties.  Any material
               ----------------------------------------
representation or warranty of the Borrower made herein, in the Subscription Agreement entered into by the Holder and Borrower in connection with this Note, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect.

          3.4  Receiver or Trustee.  The Borrower shall make an assignment for
               -------------------
the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

          3.5  Judgments.  Any money judgment, writ or similar final process
               ---------
shall be entered or filed against Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

          3.6  Bankruptcy.  Bankruptcy, insolvency, reorganization or
               ----------
liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

          3.7  Delisting.  Delisting of the Common Stock from the Principal
               ---------
Market or such other principal exchange on which the Common Stock is listed for trading; Borrower's failure to comply with the conditions for listing; or notification from the Principal Market that the Borrower is not in compliance with the conditions for such continued listing.

          3.8  Concession.  A concession by the Borrower, after applicable
               ----------
notice and cure periods, under any one or more obligations in an aggregate monetary amount in excess of $100,000.

          3.9  Stop Trade.  An SEC stop trade order or Principal Market trading
               ----------
suspension.

          3.10 Failure to Deliver Common Stock or Replacement Note.  Borrower's
               ---------------------------------------------------
failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Section 9 of the Subscription Agreement, or if required a replacement Note.

          3.11 Registration Default.  The occurrence of a Non-Registration Event
               --------------------
as described in Section 10.4 of the Subscription Agreement.

                                  ARTICLE IV

                                 MISCELLANEOUS

          4.1  Failure or Indulgence Not Waiver.  No failure or delay on the
               --------------------------------
part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          4.2  Notices.  Any notice herein required or permitted to be given
               -------
shall be in writing and may be personally served or sent by fax transmission (with copy sent by regular, certified or registered mail or by overnight courier). For the purposes hereof, the address and fax number of the Holder is as set forth on the first page hereof. The address and fax number of the Borrower shall be Kaire Holdings Incorporated, 7348 Bellaire, North Hollywood, CA 91605, Attn: Steven Westlund, telecopier number: (818) 255-4997. Both Holder and Borrower may change the address and fax number for service by service of notice to the other as herein provided. Notice of Conversion shall be deemed given when made to the Company pursuant to the Subscription Agreement.

          4.3  Amendment Provision.  The term "Note" and all reference thereto,
               -------------------
as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

          4.4  Assignability.  This Note shall be binding upon the Borrower and
               -------------
its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

          4.5  Cost of Collection.  If default is made in the payment of this
               ------------------
Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

          4.6  Governing Law.  This Note shall be governed by and construed in
               -------------
accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

          4.7  Maximum Payments.  Nothing contained herein shall be deemed to
               ----------------
establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

          4.8  Prepayment.  This Note may not be paid prior to the Maturity Date
               ----------
without the consent of the Holder.

          4.9  Security Interest.  The holder of this Note has been granted a
               -----------------
security interest in common stock of the Company more fully described in a Security Agreement.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this 3/rd/ day of May, 2001.

                                   KAIRE HOLDINGS INCORPORATED


                                   By:   /s/ Steven R. Westlund
                                       ________________________________
                                         Steven R. Westlund
                                         CEO and Director



WITNESS:

/s/ Asher Gottesman, Director
_____________________________

                             NOTICE OF CONVERSION
                             --------------------

(To be executed by the Registered Holder in order to convert the Note)


     The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by KAIRE HOLDINGS INCORPORATED on May 3, 2001 into Shares of Common Stock of KAIRE HOLDINGS INCORPORATED (the "Company") according to the conditions set forth in such Note, as of the date written below.



Date of Conversion:_____________________________________________________________

Conversion Price:_______________________________________________________________

Shares To Be Delivered:_________________________________________________________

Signature:______________________________________________________________________

Print Name:_____________________________________________________________________

Address:________________________________________________________________________

        ________________________________________________________________________

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